Exhibit 10.5

FIRST AMENDMENT

OF

H.B. FULLER COMPANY

2003 DIRECTORS’ DEFERRED COMPENSATION PLAN

H.B. Fuller Company (“H.B. Fuller”) maintains a nonqualified, unfunded deferred compensation plan (the “Plan”) for the benefit of the non-employee members of its board of directors which is currently embodied in a document entitled “H.B. Fuller Company Directors’ Compensation Plan (the “Plan Statement”). The Plan Statement is hereby amended as follows:

1.     DEFINITION OF CHANGE IN CONTROL. Effective January 23, 2008, Section 1.1(d)(ii) of the Plan Statement is amended by replacing the number “15%” with the number “30%.”

2.    SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

Dated: January 24, 2008	H.B. FULLER COMPANY

	By:	/s/ Michele Volpi

	Its:	President and Chief Executive Officer